UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2025

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Arbutus Biopharma Corporation

(Exact name of registrant as specified in its charter)

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British Columbia, Canada	001-34949	98-0597776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Veterans Circle

Warminster, Pennsylvania 18974

(Address of Principal Executive Offices) (Zip Code)

(267) 469-0914

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	ABUS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

On February 24, 2025, all of the members of the Board of Directors (the “Board”) of Arbutus Biopharma Corporation (the “Company”) resigned from the Board and all committees thereof, effective immediately: (i) Frank Torti, M.D., chairperson of the Board; (ii) Michael J. McElhaugh; (iii) Daniel Burgess; (iv) Richard C. Henriques; (v) Keith Manchester, M.D.; (vi) James Meyers; and (vii) Melissa V. Rewolinski, Ph.D. None of the departures from the Board described herein are the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Directors

On February 24, 2025, the following individuals were appointed to the Board, effective immediately, to serve until the Company’s 2025 annual general meeting of shareholders or until his or her respective successor is duly appointed and qualified, or until his or her earlier death, resignation or removal: (i) Lindsay Androski; (ii) Robert Alan Beardsley; (iii) Joseph Bishop; (iv) Matthew Gline; and (v) Anuj Hasija (collectively, the “Appointed Directors”). In connection with the appointments, the Board reduced the number of directors on the Board from seven (7) to five (5).

Following such appointments, the Board appointed Ms. Androski as chairperson of the Board and took the following actions with respect to the committees of the Board:

  Appointed each of Mr. Beardsley, Mr. Bishop and Mr. Hasija as a member of the Audit Committee of the Board (the “Audit Committee”), with Mr. Bishop appointed as chairperson of the Audit Committee and named as Audit Committee Financial Expert;
  Appointed each of Mr. Beardsley, Mr. Bishop and Mr. Gline as a member of the Executive Compensation and Human Resources Committee of the Board (the “Compensation Committee”), with Mr. Beardsley appointed as chairperson of the Compensation Committee; and
  Appointed each of Mr. Bishop, Mr. Gline and Mr. Hasija as a member of the Corporate Governance and Nominating Committee of the Board (the “Nominating Committee”), with Mr. Gline appointed as chairperson of the Nominating Committee.

Mr. Beardsley and Mr. Hasija will participate in the compensation arrangements applicable to the Company’s non-employee directors and Board committee members. The Company expects to grant an initial option to acquire 157,600 common shares of the Company to each of Mr. Beardsley and Mr. Hasija, and for the cash compensation of each of Mr. Beardsley and Mr. Hasija to be consistent with the cash compensation generally provided to the Company’s non-employee directors. Each option grant is expected to vest over a 3-year period with one-third vesting each year on the annual anniversary date of the grant, subject to such Appointed Director’s continued service on the Board. The option will be exercisable for 10 years from the date of grant, at a price equal to the closing price of the Company’s common shares on the Nasdaq Stock Market on the date of the grant. The option grants will also be subject to the terms and conditions of the Arbutus Biopharma Corporation 2016 Omnibus Share and Incentive Plan, as supplemented and amended, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on May 28, 2024. Historical director compensation arrangements are described under “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 10, 2024 (the “2024 Proxy Statement”). Ms. Androski, as Chief Executive Officer of the Company, will not receive compensation for her service as a director. Mr. Bishop and Mr. Gline have each waived his right to all compensation as a director.

The Company has also entered into an indemnity agreement with each Appointed Director in connection with his or her appointment to the Board. The indemnity agreement is in substantially the same form as the indemnity agreement for all other directors of the Company, which was filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 5, 2024.

Three of the Appointed Directors (Ms. Androski, Mr. Bishop and Mr. Gline) are affiliated with Roivant Sciences Ltd. (“Roivant”), which is a significant beneficial owner of the Company’s common shares, as disclosed in the 2024 Proxy Statement. The information related to Roivant in the 2024 Proxy Statement sections entitled “Stock Ownership of Directors, Officers and Principal Shareholders” (regarding beneficial ownership of the Company’s share capital) and “Related Party Transactions—Certain Relationships and Related Party Transactions” (regarding the ongoing agreements between the Company and Roivant to launch Genevant Sciences Ltd., a Roivant subsidiary focused on partnering with other pharmaceutical or biotechnology companies to enable the development of nucleic acid therapeutics for unmet medical needs) are incorporated herein by reference. The Appointed Directors do not have any other direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

There are no arrangements or understandings between any of the Appointed Directors and any other persons pursuant to which the Appointed Directors were appointed as a director, other than standard employment arrangements with Roivant for Ms. Androski, Mr. Bishop and Mr. Gline.

Appointment of New Chief Executive Officer

Following the Board appointments described above, the Board appointed Lindsay Androski as President and Chief Executive Officer of the Company, effective immediately.

Ms. Androski, age 47, serves as President and CEO of Roivant Social Ventures, a position she has held since July 2020. Since May 2023, she has also been special counsel at Genevant with responsibilities including LNP litigation. Ms. Androski joined the founding team at Roivant, where she built and led the team responsible for the in-licensing or acquisition of more than 30 therapeutic programs, resulting in the launch and incubation of 16 subsidiary biotechs and several successful IPOs. She has held a number of different roles previously at Roivant, including Vice President, Head of Acquisitions, from February 2016 to April 2020, and Entrepreneur in Residence, from April 2020 to July 2020. Prior to joining Roivant, Ms. Androski spent more than a decade as a trial lawyer, including as an Assistant U.S. Attorney in the Eastern District of Virginia, where she led investigations and prosecutions of high-profile cybercrime and national security cases and received the highest awards given by several federal agencies. Earlier in her career, Ms. Androski was a strategy consultant advising Fortune 100 clients on merger integration and other business challenges. She is currently a member of the board of directors at Eloxx Pharma, a position she has held since July 2022, where she is a member of audit committee and the compensation committee. Ms. Androski holds two Bachelor of Science degrees from the Massachusetts Institute of Technology, JD and MBA degrees from The University of Chicago, is a registered Patent Lawyer and a CFA charterholder. She serves as a Trustee of MIT, as Chair of the Visiting Committee for the Department of Chemistry, and sits on the Visiting Committees for the Department of Biology, the Department of Humanities, and Sponsored Research.

In connection with her appointment as Chief Executive Officer of the Company, Ms. Androski entered into an employment agreement with the Company (the “Employment Agreement”), pursuant to which she will receive an annual base salary of $515,000 and will be eligible to receive a discretionary annual performance bonus, with a target annual value equal to 45% of her annual base salary based on an assessment by the Compensation Committee of her performance, as well as business conditions at the Company. Ms. Androski will also receive an initial grant of a number of stock options relating to common shares of the Company under the Arbutus Biopharma Corporation 2016 Omnibus Share and Incentive Plan, as supplemented and amended, that will have an aggregated estimated cash value as of the grant date of approximately $750,000. During her employment, Ms. Androski will be eligible to participate in the Company’s employee benefits plans and programs. In connection with the commencement of her employment, Ms. Androski will be required to enter into the company’s Non-Disclosure, Invention Assignment and Restrictive Covenant Agreement.

In addition, in the event Ms. Androski’s employment is terminated without “cause” or Ms. Androski resigns for “good reason” (each as defined in the Employment Agreement), then, subject to Ms. Androski’s timely execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, Ms. Androski will be entitled to receive (i) continued payment of her base salary for six months following the date of her termination, payable in accordance with customary payroll procedures and (ii) monthly reimbursement of COBRA premiums (less active employee rates) for 6 months following the date of her termination (or, if earlier, until the date Ms. Androski becomes eligible for coverage under a subsequent employer’s group health insurance plan).

Other than as described above, there are no arrangements or understandings between Ms. Androski and any other person pursuant to which she was selected as an officer and as a member of the Board. Neither Ms. Androski nor any member of her immediate family has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Ms. Androski succeeds Michael J. McElhaugh, who ceased serving as the Company’s Interim President and Chief Executive Officer concurrent with Ms. Androski’s appointment as President and Chief Executive Officer.

The foregoing is a summary description of certain terms of the Employment Agreement. It is qualified in its entirety by the full text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ending March 31, 2025.

Item 8.01. Other Events.

On February 25, 2025, the Company issued a press release announcing the transitions described under Item 5.02 above. A copy of the press release relating to the transitions is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated February 25, 2025
104	Cover page interactive data file (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbutus Biopharma Corporation

Date: February 25, 2025	By:	/s/ David C. Hastings
David C. Hastings
Chief Financial Officer